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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 16, 2001 included in The Immune Response Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

    San Diego, California

    March 30, 2001

                      ARTHUR ANDERSEN LLP

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EXHIBIT 23.1